CONSENT OF ROSKILL INFORMATION SERVICES LIMITED 6th We hereby consent to references to our firm, our 2019 Lithium Outlook to 2028 1 edition (the “Report”) published in July 2019, as amended and supplemented from time to time, and all information derived from the Report that is contained in the annual report on Form 10-K of Livent Corporation for the year ended December 31, 2019. Date: January 24”, 2020 ROSKILL INFORMATION SERVICES LIMITED By: ‘e: Managing Director #91 18é423v2